UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2010

ADVANCED CELL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-50295 (Commission File No.)	87-0656515 (IRS Employer Identification No.)

33 Locke Drive, Marlborough, Massachusetts 01752
 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (508) 756-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01.                     Entry Into a Material Definitive Agreement.

See the disclosure contained in Item 3.02 below which is incorporated herein by this reference.

Item 3.02.                     Unregistered Sales of Equity Securities.

On December 22, 2010, Advanced Cell Technology, Inc., a Delaware corporation (the “Company”) issued an aggregate of 16,000,000 shares of unregistered common stock (the “First Settlement Shares”) to Optimus CG II, Ltd., a Cayman Islands exempted company (the “Investor”) in exchange for the settlement and release of certain claims against the Company acquired by such Investor from a creditor of the Company (the “First Claims”).  The face value of the settled First Claims was approximately $2.4 million.

On or about December 27, 2010, the Company issued an aggregate of 52,000,000 shares of unregistered common stock (the “Second Settlement Shares” and collectively, with the First Settlement Shares, the “Settlement Shares”) to the Investor in exchange for the settlement and release of certain claims against the Company acquired by the Investor from Alexandria Real Estate - 79/96 Charlestown Navy Yard, LLC (“ARE”), a former landlord of the Company (the “Second Claims” and collectively, with the First Claims, the “Claims”).  The face value of the settled Second Claims was approximately $8.0 million.  In connection with the acquisition of the Second Claims by the Investor, the pending legal proceedings by ARE against the Company (and a subsidiary of the Company) in Suffolk Superior Court, Suffolk, Massachusetts, were dismissed.  A general description of such dismissed legal proceedings is contained in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 11, 2009.

The Company believes that the resolution of these claims removes a significant potential liability and is consistent with the Company’s stated objective to clean up its balance sheet by the end of 2010. This action resolves litigation scheduled for trial in January, 2011 and is expected to enable management to focus its resources on developing its global technology platform.

Pursuant to the terms of the above-referenced settlements, the total number of shares issued to the Investor may be adjusted up or down based on the actual trading performance of the Company’s common stock during the four trading days following the issue date of the First Settlement Shares or the Second Settlement Shares, as the case may be.

The Settlement Shares were issued in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended.  Pursuant to the 3(a)(10) exemption, the terms and conditions of each of the settlements and related Section 3(a)(10) exchanges were approved by the Superior Court of the State of California for the County of Los Angeles on December 21, 2010 with respect to the First Claims, and December 23, 2010 with respect to the Second Claims, each after a hearing upon the fairness of the terms and conditions of the 3(a)(10) exchanges.  The Investor participated in each of the hearings.

Pursuant to the 3(a)(10) exemption, the Settlement Shares may be resold without registration under the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

Date: December 27, 2010	By:	/s/ Gary Rabin
Gary Rabin, interim Chief Executive Officer